Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-98298, 33-54268, and 333-32855 on Form S-8 of our report dated February 23, 2004, appearing in this Annual Report on Form 10-K/A Amendment No. 1 of First Federal Capital Corp for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

July 6, 2004
Milwaukee, Wisconsin